UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 400, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 540-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 23, 2014, CareTrust REIT, Inc. (“CareTrust”) entered into a Separation and Distribution Agreement (the “Separation Agreement”) with The Ensign Group, Inc. (“Ensign”). The Separation Agreement was entered into in connection with Ensign’s previously announced spin-off of CareTrust, which is more fully described in the preliminary information statement (the “Information Statement”) included as Exhibit 99.1 to CareTrust’s Registration Statement on Form 10 (File No. 001-36181) filed with the U.S. Securities and Exchange Commission. The Separation Agreement contains the key provisions relating to the separation of CareTrust’s real estate business from Ensign. It also contains other agreements that govern certain aspects of CareTrust’s relationship with Ensign that will continue after the spin-off. A summary of the material terms of the Separation Agreement is set forth in the Information Statement under “Our Relationship with Ensign Following the Spin-Off – Separation and Distribution Agreement,” and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President and Chief Executive Officer